UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

802 SE Plaza Avenue, Suite 200, Bentonville, Arkansas 72712

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of stockholders of America’s Car-Mart, Inc. (the “Company”) was held on August 31, 2016. The record date for such meeting was July 18, 2016 on which date there were a total of 7,826,447 shares of common stock outstanding and entitled to vote. The following matters were voted upon by the Company’s stockholders at the annual meeting. The numbers of votes cast for, against or withheld as well as the number of abstentions and broker non-votes, for each of these matters are set forth below.

1. To elect directors for a term of one year:
	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Daniel J. Englander	6,157,905	21,682	562	1,619,185
Kenny Gunderman	6,157,905	21,682	562	1,619,185
William H. Henderson	6,145,514	34,073	562	1,619,185
Eddie L. Hight	6,145,239	34,348	562	1,619,185
Robert Cameron Smith	6,158,055	21,532	562	1,619,185
Jeffrey A. Williams	6,141,282	35,605	562	1,621,885
Jim von Gremp	5,525,251	654,336	562	1,619,185

2. To approve an advisory resolution regarding the Company's compensation of its named executive officers.
Votes For	6,152,905
Votes Against	11,220
Votes Abstained	16,024
Broker Non-Votes	1,619,185

3. To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2017.
Votes For	7,770,259
Votes Against	16,000
Votes Abstained	13,075
Broker Non-Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

Item 8.01	Other Matters

On August 31, 2016, the Board of Directors of the Company elected Jim von Gremp as Chairman of the Board. Mr. von Gremp will receive an additional $10,000 annual retainer to serve as Chairman of the Board. He will continue to serve on the nominating, compliance, audit and compensation committees of the Board. Mr. von Gremp has served as a director since December 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: September 2, 2016	/s/ Jeffrey A. Williams
Jeffrey A. Williams
Chief Financial Officer, President and Secretary
(Principal Financial Officer)